Exhibit 99.1

BBX Capital Corporation Announces

Shareholder Approval of Spin-Off of BBX Capital Florida LLC and

Corporate Name Change

-- BBX Capital Corporation and BBX Capital Florida LLC Also Provide

Other Updates Relating to the Spin-Off,

Including BBX Capital Florida LLC’s Adoption of a Rights Plan --

FORT LAUDERDALE, Florida – September 25, 2020 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (the “Company”) and its subsidiary, BBX Capital Florida LLC (“New BBX Capital”),  announced the following today:

Shareholder Approval of Spin-Off

At the special meeting of the Company’s shareholders held earlier today, the Company’s shareholders voted to approve the previously announced spin-off of New BBX Capital. The spin-off was approved by holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing 88% of the total number of votes entitled to be cast on the spin-off. While the shareholders voted together as a single class on the spin-off and that vote alone was sufficient to approve the spin-off, the Company notes that 97% of the shares of the Company’s Class A Common Stock which were voted on the spin-off were cast in favor of the spin-off and that the spin-off received the affirmative vote of a majority of the votes cast by the Company’s unaffiliated shareholders.

Other Spin-Off Updates

The Company currently expects to consummate the spin-off on September 30, 2020.  Prior to the spin-off, New BBX Capital will be converted into a Florida corporation named BBX Capital, Inc. If the spin-off is completed, the Company will distribute to its shareholders one share of New BBX Capital’s Class A Common Stock for each share of the Company’s Class A Common Stock held of record as of the close of trading on September 22, 2020, the record date for the distribution, and one share of New BBX Capital’s Class B Common Stock for each share of the Company’s Class B Common Stock held of record as of the close of trading on September 22, 2020. Each share of New BBX Capital’s Class A Common Stock and Class B Common Stock issued in the spin-off will have attached thereto a preferred share purchase right issued under New BBX Capital’s rights plan, as described in further detail below. Shareholders of the Company will also retain their shares of the Company’s Class A Common Stock and/or Class B Common Stock.

The Company’s Class A Common Stock and Class B Common Stock will continue to trade “regular way” on a  “due-bills” basis on the New York Stock Exchange and OTCQX, respectively, until the close of trading on September 30, 2020, meaning that any shareholder who sells their shares of the Company’s Class A Common Stock or Class B Common Stock prior to the close of trading on September 30, 2020 will also be assigning the right to receive the shares of New BBX Capital’s Class A Common Stock or Class B Common Stock to be distributed in connection with the spin-off.      The "Ex-Distribution" date for the distribution of shares of New BBX Capital’s Class A Common Stock and Class B Common Stock in connection with the spin-off will be October 1, 2020.

Subject to consummation of the spin-off and final approval by FINRA, New BBX Capital’s Class A Common Stock and Class B Common Stock will trade on the OTCQX following the spin-off,  with trading to commence on a date to be determined by FINRA.  New BBX Capital anticipates that the ticker symbol for its Class A Common Stock will be “BBXIA” and that the ticker symbol for its Class B Common Stock “BBXIB”.

Shareholder Approval of Company Name Change to Bluegreen Vacations Holding Corporation

At the special meeting, the Company’s shareholders also approved a change in the Company’s name from BBX Capital Corporation to Bluegreen Vacations Holding Corporation in connection with the spin-off. The name change reflects the fact that the Company will be a holding company for Bluegreen Vacations Corporation (“Bluegreen”) following the spin-off, with New BBX Capital holding all of the Company’s other businesses and investments. Bluegreen is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. Bluegreen’s common stock is listed on the NYSE (NYSE: BXG). The Company currently holds approximately 93% of Bluegreen’s outstanding common stock.  The Company’s name change has not yet become effective.  The Company’s Class A Common Stock will continue to trade under its current ticker symbol, “BBX,” and the Company’s Class B Common Stock will continue to trade under its current ticker symbol, “BBXTB,” in each case, through the close of trading on September 30, 2020.  It is expected that the Company will begin trading under its new name and new ticker symbols, which will be “BVH” for the Company’s Class A Common Stock and anticipates that the ticker symbol for its Class B Common Stock will be “BVHBB”, commencing with the opening of trading on October 1, 2020.

Adoption of Shareholder Rights Plan by New BBX Capital

New BBX Capital previously disclosed its intention to adopt a shareholders rights plan and the expected terms of the plan in its Registration Statement on Form 10 filed with the SEC. On September 25, 2020, New BBX Capital adopted the rights plan in contemplation of the expected closing of the spin-off on September 30, 2020.  The terms of New BBX Capital’s rights plan are substantially similar to those contained in the rights plan adopted by the Company during June 2020. Neither the adoption of the rights plan by New BBX Capital or consummation on the spin-off will impact the effectiveness of the Company’s rights plan, which will continue in full force and effect in accordance with its terms.

Pursuant to New BBX Capital’s rights plan, one preferred share purchase right will accompany and initially be attached to each share of New BBX Capital’s Class A Common Stock and Class B Common Stock distributed in connection the spin-off. Subject to the terms and conditions of New BBX Capital’s rights plan, including certain exceptions set forth therein, the rights will become exercisable upon the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons or person(s) acting in concert therewith has acquired, or obtained the right to acquire, beneficial ownership of 5% or more of the outstanding shares of New BBX Capital’s Class A Common Stock, Class B Common Stock or total combined common stock or (ii) 10 business days (or such later date as may be determined by action of New BBX Capital’s Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of the outstanding shares of New BBX Capital’s Class A Common Stock, Class B Common Stock or total combined common stock. Shares of New BBX Capital’s Class A Common Stock or Class B Common Stock received in the spin-off in respect of shares of the Company’s Class A Common Stock or Class B Common Stock acquired after this announcement and prior to the distribution of shares of New BBX Capital’s stock in the spin-off will be included in determining the beneficial ownership of a person and whether such person is an acquiring person under the terms of the rights plan. Therefore, a person could become an acquiring person under the terms of New BBX Capital’s rights plan simultaneously with the receipt of shares in the spin-off and be an acquiring person under both the Company’s rights plan and New BBX Capital’s rights plan.

In addition to other limited exceptions set forth in the rights plan, existing shareholders of the Company who beneficially own 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined common stock and who are not acquiring persons under the terms of the Company’s rights plan will not be required to divest any shares as their share ownership will not trigger exercisability of the rights under New BBX Capital’s rights plan so long as they do not become the beneficial owner of one or more additional shares of New BBX Capital’s Class A Common Stock or Class B Common Stock (other than pursuant to certain limited exceptions expressly set forth in the rights plan or as determined by New BBX Capital’s Board) which results in their beneficial ownership of 5% or more of the outstanding shares of New BBX Capital’s Class A Common Stock, Class B Common Stock or total combined common stock.

If the rights under New BBX Capital’s rights plan become exercisable, each right (other than the rights beneficially owned by the triggering person, its affiliates, associates and others acting in concert therewith, and certain of their respective transferees, all of which rights will become void) will entitle its holder to purchase, at the exercise price of $50.00 per right (subject to adjustment in accordance with the terms of the rights plan), a number of shares of New BBX Capital’s Class A Common Stock or equivalent securities having a market value at that time of twice the right’s exercise price. New BBX Capital, in the discretion of its Board, may, rather than permitting the exercise of the rights, exchange the rights (other than rights which have become void, as described above) at an exchange ratio of one share of New BBX Capital’s Class A Common Stock, or other security of New BBX Capital having equivalent value, per right. Until the occurrence of an event that causes the rights to become exercisable, New BBX Capital’s Board may determine to redeem the rights for $0.0001 per right and New BBX Capital will generally be entitled to amend the rights plan. Prior to exercise, a right does not give its holder any rights as a shareholder, including, without limitation, any dividend, voting or liquidation rights.

The exercise price and redemption price of the rights, the number of shares issuable in exchange for or upon exercise of the rights, and the number of outstanding rights is subject to adjustment in accordance with the terms of the rights plan.

The rights plan has a term of two years, expiring on September 25, 2022, unless the rights are earlier redeemed or exchanged, or the rights plan is earlier terminated or is extended by New BBX Capital’s Board in accordance with the terms of the rights plan.

The rights plan may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by New BBX Capital’s Board.

The foregoing description of New BBX Capital’s rights plan is a summary only, is not complete and is qualified in its entirety by reference to the full text of the rights plan, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by New BBX Capital with the SEC.

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

Bluegreen Vacations Corporation:

Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, vacation ownership plan with approximately 219,000 owners, 68 Club and Club Associate Resorts and access to nearly 11,400 other hotels and resorts through partnerships and exchange networks as of June 30, 2020. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 93% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations:  Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

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Forward-Looking Statements:

This press release contains forward-looking statements. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and involve risks, uncertainties and other factors, many of which are beyond the control of the Company and New BBX Capital, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, risks related to the proposed spin-off of New BBX Capital, including that actual plans, actions and results relating to the spin-off may differ materially from current expectations, that the spin-off may not be consummated on the contemplated terms, or at all, that the distribution may not occur on the date currently contemplated, uncertainties regarding the trading of New BBX Capital’s Class A Common Stock and/or Class B Common Stock, including that trading may not commence when or as currently anticipated, that the Company may, in the sole discretion of its Board of Directors, abandon the spin-off at any time prior to its consummation notwithstanding shareholder approval of the spin-off, that, if consummated, the spin-off may not result in the benefits anticipated, uncertainties related to the tax effects of the spin-off to the Company’s shareholders, and other risks and uncertainties related to the spin-off as set forth in the definitive proxy statement filed by the Company with the SEC on August 27, 2020 and mailed to the Company’s shareholders, including the “Risk Factors” section thereof; and risks associated with the rights plan adopted by New BBX Capital, including that it may adversely impact the liquidity and market price  of, or trading market for, New BBX Capital’s Class A Common Stock or Class B Common Stock, and that the rights plan may have an anti-takeover effect. In addition, reference is also made to other risks and factors detailed in reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and New BBX Capital’s filings with the SEC, including its Registration on Form 10, as amended, each of which may be viewed on the SEC's website at www.sec.gov.   The Company’s filings with the SEC are also available in the Investor Relations section of the Company’s website at www.BBXCapital.com. The foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Neither the Company nor BBX Capital undertakes, and each of them specifically disclaims any obligation, to update or supplement any forward-looking statements, except as may be required by law.